Exhibit 99.2

The pro-forma condensed consolidated balance sheet of the Partnership as of September 30, 2004 reflects the financial position of the Partnership after giving effect to the disposition of the propane segment, (the “Disposition”) and the use of proceeds to repurchase senior secured notes of the heating oil segment, to repurchase first mortgage notes of the propane segment and to repay amounts borrowed under the propane segment’s parity debt facility (the “Use of Disposition Proceeds”) and assumes the disposition of the propane segment took place on September 30, 2004.

The pro-forma condensed consolidated statement of operations for the year ended September 30, 2004 assumes the Disposition and Use of Disposition Proceeds and related debt repurchases took place on October 1, 2003 and is based on the operations of the Partnership for the year ended September 30, 2004. The pro-forma condensed consolidated financial statements do not reflect the expenses associated with the early repayment of the credit facilities at the Partnership’s heating oil segment.

The pro-forma condensed consolidated financial statements have been prepared by the Partnership based upon assumptions deemed appropriate by it. These statements are not necessarily indicative of the future financial position or results of operations, or actual results that would have occurred had the transaction been in effect as of the dates presented. The pro-forma condensed consolidated financial statements of the Partnership do not reflect the refinancing of the heating oil segment’s bank credit facilities. The unaudited pro-forma consolidated financial statements should be read in conjunction with the company’s financial statements and related notes as reported in the Partnership’s annual report on form 10-K filed on December 14, 2004.

F-1	Pro-forma Consolidated Balance Sheet at September 30, 2004

F-2	Pro-forma Consolidated Statement of Operations for the year ended September 30, 2004

F-3	Explanatory notes to pro-forma condensed consolidated financial statements

UNAUDITED PRO FORMA FINANCIAL INFORMATION

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)	Historical Sept. 30, 2004	Subtract: Propane Segment	Pro Forma Adjustments			Pro Forma Sept. 30, 2004
ASSETS
Current assets
Cash and cash equivalents	$16,058	$11,366		$165,200	(a)	$169,892
Receivables, net of allowance	103,432	19,427				84,005
Inventories	47,624	13,411				34,213
Prepaid expenses and other current assets	67,057	6,084				60,973

Total current assets	234,171	50,288		165,200		349,083

Property and equipment, net	247,524	183,823				63,701
Long-term portion of accounts receivables	6,337	879				5,458
Goodwill	276,137	42,615				233,522
Intangibles, net	180,239	76,314				103,925
Deferred charges and other assets, net	16,568	615		(3,168	)(b)	12,785

Total Assets	$960,976	$354,534		$162,032		$768,474

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$35,940	$10,930	$			$25,010
Working capital facility borrowings	8,000	—				8,000
Current maturities of long-term debt	24,418	—		(23,100	)(c)	1,318
Accrued expenses	73,168	7,907		(2,198	)(d)	61,998
				(1,065	)(e)
Unearned service contract revenue	36,768	1,407				35,361
Customer credit balances	84,162	29,305				54,857

Total current liabilities	262,456	49,549		(26,363)		186,544

Long-term debt	503,668	—		(235,150	)(c)	268,518
Other long-term liabilities	25,081	1,127		(900	)(e)	23,054
Partners’ capital	169,771	303,858		424,445		290,358	(f)

Total Liabilities and Partners’ Capital	$960,976	$354,534		$162,032		$768,474

F-1

UNAUDITED PRO FORMA FINANCIAL INFORMATION

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2004

(in thousands, except per unit data)	Historical Sept. 30, 2004	Subtract: Propane Segment	Pro Forma Adjustments		Pro Forma Sept. 30, 2004
Sales:
Product	$1,238,582	$317,139	$—		$921,443
Installations, service and appliances	215,355	31,707	—		183,648

Total sales	1,453,937	348,846	—		1,105,091

Cost and expenses:
Cost of product	779,878	185,725	—		594,153
Cost of installations, service and appliances	216,175	11,273	—		204,902
Delivery and branch expenses	325,686	92,701	—		232,985
Depreciation and amortization expenses	57,343	20,030	—		37,313
General and administrative expenses	30,029	10,092	—		19,937

Operating income	44,826	29,025	—		15,801

Interest expense	(49,362)	(10,390)	12,614	(g)	(26,358)
Interest income	3,459	69	—		3,390
Amortization of debt issuance costs	(3,646)	(166)	1,900	(h)	(1,580)

Income (loss) from continuing operations before income taxes	(4,723)	18,538	14,514		(8,747)
Income tax expense	1,525	285	—		1,240

Income (loss) from continuing operations	$(6,248)	$18,253	$14,514		$(9,987)

Basic and diluted income (loss) from continuing operations per Limited Partner unit	$(0.18)	$0.51	$0.41		$(0.28)

Basic weighted average number of Limited Partner units outstanding	35,205	35,205	35,205		35,205
Diluted number of Limited Partner units	35,205	35,205	35,205		35,205

F-2

Explanatory Notes:

(a)	As a result of the Disposition and Use of Disposition Proceeds, cash increases by $165.2 million. The components of the change is as follows:

(in thousands)
Net Change in Cash
Estimated proceeds from the sale of the propane segment	$479,200
Repurchase senior notes at the heating oil segment	(160,000)
Repurchase first mortgage notes at propane segment	(96,250)
Repayment of the propane segment’s parity debt facility	(2,000)
Costs associated with early extinguishment of debt	(36,991)
Accrued interest	(5,198)
Transaction costs	(13,561)

Net change in cash	$165,200

(b)	Represents the elimination of unamortized debt issuance costs relating to the senior secured notes at the heating oil segment and the first mortgage notes at the propane segment repurchased with the use of proceeds and the bank credit facilities at the propane segment, respectively.

(c)	Represents the repurchase of the senior secured notes, first mortgage notes and parity debt facility at the heating oil segment and propane segment respectively.

(d)	Represents accrued interest on the senior secured notes, first mortgage notes and parity debt facility offset in part by $3.0 million in accrued taxes recognized as a result of the gain on the sale of the propane segment.

(e)	Represents the write-off of the unamortized debt premium relating to the senior secured notes at the heating oil segment.

(f)	As a result of the Disposition and Use of Disposition Proceeds Partners’ capital increases by $120.6 million. The components of the change is as follows:

(in thousands)
Sale of Propane Segment
Estimated proceeds from the sale of the propane segment	$479,200
Net assets sold	(303,858)
Transaction expenses	(13,561)
Accrued state income taxes	(3,000)

Gain on sale of propane segment	$158,781

(in thousands)
Loss on Early Extinguishment of Debt
Prepayment premiums paid	$(36,991)
Write-off of deferred charges	(3,168)
Unamortized debt premium	1,965

Loss of early extinguishment of debt	$(38,194)

Net Change in Partners’ capital	$120,587

(g)	Reflects the reduction to interest expense of $12.6 million due to the Use of Disposition Proceeds.

(h)	Reflects the reduction to amortization of debt issuance costs of $1.9 million relating to the repurchase of the senior secured notes at the heating oil segment.

F-3